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                                                                    EXHIBIT 10.2

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT dated as of April 26th, 2000 by and between INTERCONTINENTAL TELECOMMUNICATIONS CORPORATION, a Florida corporation, d/b/a ITC.net (the "Company"), and Millennium Investment Capital Corp., a British Virgin Islands corporation (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Purchaser desires to subscribe for, and the Company desires to issue 147,420 shares of Common Stock, $0.0001 par value, of the Company;

         WHEREAS, at the closing of the transaction contemplated hereunder, the Company and the Purchaser shall have executed and delivered an Investor Rights Agreement, in substantially the form attached hereto as Exhibit B, setting forth the rights and obligations relating to the holders of the Common Stock (the "Investor Rights Agreement");

         WHEREAS, on or prior to the closing of the transactions contemplated hereunder the Company and each of the persons set forth in Schedule I shall have entered into an Employment Agreement, in substantially the form attached hereto as Exhibit C (each an "Employment Agreement," and together, the "Employment Agreements");

         WHEREAS, on or prior to the closing of the transactions contemplated hereunder, the Company shall enter into a Non-Compete Agreement, in substantially the form attached hereto as Exhibit D, with each of the officers of the Company (each a "Non-Compete Agreement," and together, the "Non-Compete Agreements"); and

                  WHEREAS, on or prior to the closing of the transactions contemplated hereunder, the Company shall enter into a Proprietary Information and inventions agreement, in substantially the form attached hereto as Exhibit E, with selected officers, employees and consultants of the Company (each an "Invention Agreement," and together, the "Invention Agreements").

         NOW, THEREFORE, IT IS AGREED:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

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         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that, an Affiliate shall include any entity that directly or indirectly (including through limited partner or general partner interests) owns more than 10% of any class of the equity of any other entity.

         "Agreement" shall mean this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof, from time to time.

         "Applicable Law" shall mean any constitution, statute, law, rule, regulation, ordinance, judgment, order, decree, Permit, or any published directive, guideline, requirement or other governmental restriction which has the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority, binding on a given person whether in effect as of the date hereof or as of any date thereafter.

         "Audit Date" shall have the meaning set forth in Section 2.5 of this Agreement.

         "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

         "Closing" shall have the meaning set forth in Section 4.3 of this Agreement.

         "Closing Date" shall mean April 26th, 2000.

         "Commission" shall mean, at any time, the Securities and Exchange Commission or any other Federal agency then administering the Securities Act and other Federal securities laws.

         "Common Stock" shall have the meaning set forth in the recitals of this Agreement.

         "Company" shall have the meaning set forth in the first paragraph of this Agreement.

         "Company Property" shall mean any real property and improvements owned, leased, used, operated or occupied by any Transaction Party.

         "Damages" shall have the meaning set forth in Section 9.1 of this Agreement.

         "Documents" shall mean, collectively, this Agreement, the Investor Rights Agreement, the Employment Agreements, the Non-Compete Agreements and the Invention Agreements.

         "Dollars" and "$" shall mean United States Dollars.

         "Encumbrances" shall have the meaning set forth in Section 2.6 of this Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

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         "GAAP" shall have the meaning set forth in Section 2.5 of this
Agreement.

         "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of the type otherwise described in this definition secured by any lien on any property owned by such Person or any of its Subsidiaries, (iii) capitalized lease obligations, (iv) all guarantees of any type of indebtedness otherwise described in this definition, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay or similar obligations and (vi) interest rate protection hedging agreements, currency hedging agreements or commodity hedging agreements.

         "Initial Offering" shall have the meaning set forth in Section. 7.1(c) of this Agreement.

         "Investor Rights Agreement" shall have the meaning set forth in the recitals of this Agreement.

         "Leases" shall have the meaning set forth in Section 2.6 of this Agreement.

         "Material Adverse Effect" shall have the meaning set forth in Section
2.1 of this Agreement.

         "Permit" shall mean any material Federal, state, local, foreign or other governmental or other third party permit (including occupancy permit), certificate, license, consent and authorization held by the Company or its Subsidiaries.

         "Permitted Business" shall mean any business in which any of the Transaction Parties are engaged in on the Closing Date, and any reasonable extensions thereof; PROVIDED, HOWEVER, that such businesses are not primarily operated in any country which is the target of any United States boycott laws, embargo laws, or the substantial equivalent thereof.

         "Permitted Encumbrances" shall have the meaning set forth in Section
2.6 of this Agreement.

         "Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Purchaser" shall have the meaning set forth in the first paragraph of this Agreement.

         "Purchase Price" shall have the meaning set forth in Section 4.2 of this Agreement.

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         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Securities Laws" shall mean the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and under any applicable state securities laws.

         "Subsidiary" shall have the meaning set forth in Section 2.4(a) of this Agreement.

         "Transaction Party" shall have the meaning set forth in Section 2.1 of this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS OF THE COMPANY

         In order to induce the Purchaser to enter into this Agreement and to purchase the Common Stock, the Company represents and warrants to and agrees with the Purchaser as follows:

         2.1 EXISTENCE AND GOOD STANDING. The Company and each of its Subsidiaries (each a "Transaction Party," and collectively, the "Transaction Parties") is a Person, duly organized, validly existing and in good standing, or the equivalent thereof, under the laws of the jurisdiction of its organization. Each Transaction Party has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. Except as set forth in Schedule 2.1, each Transaction Party is duly qualified or licensed to do business and is in good standing, or the equivalent thereof, and is authorized to do business, in each jurisdiction in which the character or location of the properties owned, leased or operated by such entity or the nature of the business conducted by such entity makes such qualification or license necessary, except where any such failure to be duly qualified or licensed or in good standing, or the equivalent thereof, would not have a material adverse effect on the business, operations, financial condition or results of operations of the Transaction Parties, taken as a whole, or on the ability of the Company to perform its obligations under any of the Documents (a "Material Adverse Effect").

         2.2 CAPITAL STOCK. Immediately prior to giving effect to the transactions contemplated hereby, the Company had an authorized capitalization consisting of 30,000,000 shares of Common Stock, no par value per share ("Common Stock") of which 11,267,845 shares of Common Stock were outstanding and 10,368,810 shares were being held in reserve for issuance upon the exercise of outstanding stock options and existing warrants. All outstanding shares of capital stock of the Company (including, without limitation, those purchased by the Purchaser hereunder) have been, and, on the Closing Date, will be duly authorized and validly issued and fully paid and non-assessable. Except as set forth on Schedule 2.2, there will be no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements or commitments, contingent or otherwise, of any character providing for the purchase, redemption, acquisition, retirement, issuance or sale by any Transaction Party of any shares of capital stock of any Transaction Party or other securities

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exchangeable or convertible into capital stock of any Transaction Party, in each case subject to adjustment based on the exercise of outstanding stock options and existing warrants since April 26, 2000 and there are no stock appreciation rights or phantom stock plans outstanding. Schedule 2.2 sets forth the aggregate number of shares of Common Stock which, as of April 26, 2000, the Company is obligated to issue in connection with each specific item set forth on Schedule
2.2 and described in the immediately preceding sentence, after giving effect to the transactions contemplated thereby. In addition, except as set forth in
Schedule 2.2, there are no rights, agreements, restrictions or encumbrances
(such as preemptive rights, rights of first refusal, rights of first offer, proxies, voting agreements, voting trusts, registration rights agreements, shareholders agreements, etc., whether or not any Transaction Party is a party thereto) nor are there any restrictions on the transferability or sale of such capital stock pursuant to any provision of law, contract or otherwise with respect to the purchase, sale or voting of any shares of capital stock of any Transaction Party (whether outstanding or issuable upon conversion, exchange or exercise of any other security of any Transaction Party). Except as set forth in
Schedule 2.2, no Transaction Party has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote). The shares of Common Stock are duly and validly authorized, fully paid and nonassessable, and free and clear of all Encumbrances (as defined herein) and preemptive or other similar rights other than Encumbrances, and pre-emptive or similar rights which may have been granted by the Purchaser.

         2.3 AUTHORIZATION AND VALIDITY OF THE DOCUMENTS. The Company has the requisite power and authority to execute and deliver the Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance of the Documents by the Company and the performance of its obligations hereunder have been duly authorized and approved by all necessary action (including, without limitation, all action of the Board of Directors, or the equivalent thereof, and shareholders or other required Persons of the Company) and no other action on the part of such persons is necessary to authorize the execution, delivery and performance of the Documents by the Company. Each of the Documents has been duly executed and delivered by the Company and, assuming due execution thereof by the other parties thereto, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding brought in equity or at law).

         2.4 SUBSIDIARIES AND INVESTMENTS. (a) Schedule 2.4 attached hereto lists each Person in which the Company owns, directly or indirectly, any equity security (each a "Subsidiary").

                  (b) Set forth on Schedule 2.4 lists the jurisdictions in which each Subsidiary is qualified or licensed to do business.

                  (c) Each Subsidiary has the equity capitalization (including minority ownership) set forth in Schedule 2.4. All of the outstanding shares of capital stock or other equity securities, as the case may be, of each Subsidiary have been duly authorized and validly

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issued, are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights, and, except as set forth in
Schedule 2.4, are owned, of record and beneficially, by the Company or a Subsidiary, free and clear of all Encumbrances. There are no outstanding options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise relating to the capital stock or other equity securities, as the case may be, of any Subsidiary, pursuant to which such Subsidiary, the Company or any other Subsidiary is or may become obligated to issue or purchase any shares of capital stock or other equity securities of such Subsidiary or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any capital stock or other equity securities of such Subsidiary other than such rights granted to the Company or a subsidiary of the Company.

                  (d) There are no restrictions of any kind which prevent or restrict the payment of dividends by any Subsidiary.

         2.5 FINANCIAL STATEMENTS. (a) The Company has delivered to Purchaser its audited financial statements (balance sheet and statement of operations, statement of changes in shareholders' equity and statement of cash flows, including notes thereto) at April 30, 1999 (the "Audit Date") (the "Financial Statements"). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present the financial condition and operating results of the Company as of the date, and for the periods, indicated therein. Other than as disclosed in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Audit Date and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

                  (b) Each of the balance sheets included in the Financial Statements (including any related notes and schedules) fairly presents the financial position of the Company as of its date and each of the statements of operations, shareholders' equity (deficit) and cash flows included in or incorporated by reference into the Financial Statements (including any related notes and schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, subject to normal recurring year-end adjustments.

         2.6 TITLE TO PROPERTIES; ENCUMBRANCES; LEASES. (a) Except as set forth on Schedule 2.6(A), the Transaction Parties do not own, in fee or otherwise, any interest in any real property material to its business, other than leasehold interests and easements. Except for such

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properties and assets which have been sold or otherwise disposed of in the ordinary course of business, each of the Transaction Parties has good title to its material properties and assets (whether real, personal, mixed, tangible or intangible), subject to no encumbrance, lien, charge or other restriction of any kind or character ("Encumbrances"), except for (i) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (ii) Encumbrances arising by operation of law and (iii) other Encumbrances which could not reasonably be expected to have a Material Adverse Effect (Encumbrances of the type described in clauses (i) - (iii) above are hereinafter sometimes referred to as "Permitted Encumbrances"). Each Transaction Party owns or otherwise has the right to use all of the property now used and material to the operation of the business of the Transaction Parties taken as a whole, which personal property is in good operating condition and repair, ordinary wear and tear excepted and substantially fit for the purpose for which they are being utilized and constitutes all of the property necessary to conduct its business as it is presently being conducted.

                  (b) Schedule 2.6(B) attached hereto contains an accurate and complete list of all material property (whether real, personal, mixed, tangible or intangible) leased or sub-leased by the Transaction Parties, including all amendments, extensions and other modifications (the "Leases"). Except as otherwise set forth in Schedule 2.6(B), each Lease is in full force and effect; the Transaction Parties have a good and valid leasehold interest in and to all of the leased property, subject to no Encumbrances, except Permitted Encumbrances; all payments, rents and additional rents due to date from any of the Transaction Parties in respect of each such Lease have been paid; no Transaction Party has received notice that it is in default under any Lease; and, to the knowledge of each of the Transaction Parties, there exists no event, occurrence, condition or act (including the consummation of the Transaction) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by any Transaction Party under any such Lease or which brings into question the validity or effectiveness of any such Lease.

         2.7 MATERIAL CONTRACTS. Except as set forth on Schedule 2.7 and
Schedule 2.2 attached hereto, no Transaction Party is bound by (a) any agreement, contract or commitment providing for annual payments of more than $500,000, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock providing for annual payments of more than $500,000, (c) any agreement, indenture or instrument relating to Indebtedness providing for annual payments of more than $500,000, (d) any agreement or contract with any Affiliate providing for annual payments of more than $500,000,
(e) any interconnection agreement providing for annual payments of more than $500,000, (f) employment agreement, consulting agreement (which entitles any Person to over $200,000 per year) or any other similar type of contract or (g) any agreement, contract or commitment limiting the ability of any Transaction Party to engage in any line of business or to compete with any Person or to otherwise acquire property or conduct business in any area. Except as otherwise set forth on Schedule 2.7, each contract or agreement set forth on Schedule 2.7 (or required to be set forth in Schedule 2.7) is in full force and effect and there exists no material default or material event of default or to the knowledge of each of the Transaction Parties, event, occurrence, condition or act (including the consummation of the sale contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other material event or condition, would become a default or event of default thereunder.

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         2.8 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of this Agreement and the other Documents by the Company to which it is a party and compliance by the Company with the terms and provisions hereof and thereof and the issuance of the Common Stock by the Company and the consummation of the transactions contemplated hereby does not and will not (a) violate or contravene any provision of the articles of incorporation (or equivalent thereof) or bylaws (or equivalent thereof) of any Transaction Party, (b) violate or contravene any statute, rule, regulation, licensing requirement, order or decree of any court, arbitrator or any other public body or authority by which any Transaction Party is bound or by which any of its properties or assets are bound, (c) require any filing with, or permit, consent authorization, qualification or approval of, or exemption from, or the giving of any notice to, any governmental or regulatory body, agency or authority, or any other Person (other than required filings under the Exchange Act) or (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of any Transaction Party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which any Transaction Party is bound, or by which it or any of its properties or assets may be bound.

         2.9 LITIGATION. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the knowledge of each of the Transaction Parties, any investigation by) any governmental or other instrumentality or agency pending, or, to the knowledge of each of the Transaction Parties, threatened, against or affecting any Transaction Party or any such entity's properties or rights which could reasonably be expected to have a Material Adverse Effect. No Transaction Party is subject to any judgment, order or decree entered in any lawsuit or proceeding which could reasonably be expected to have a Material Adverse Effect.

         2.10 COMPLIANCE WITH LAWS. Each of the Transaction Parties is in compliance in all material respects with all Applicable Laws, regulations, licensing requirements, orders, judgments and decrees and have obtained all required governmental approvals and permits in each jurisdiction in which they currently do business, in each case except where the failure to do so would not have a Material Adverse Effect on the Company or any Subsidiary. Without limiting the generality of the foregoing, each of the Transaction Parties is in compliance in all respects with the United States Foreign Corrupt Practices Act of 1977, as amended.

         2.11 EMPLOYMENT RELATIONS. The Transaction Parties are in substantial compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and have not, and are not, engaged in any unfair labor practice and there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving any Transaction Party.

         2.12 SECURITIES LAW COMPLIANCE. Assuming that the representations set forth in Article III are true and correct, the offering, issuance, sale and delivery of the Common Stock to the Purchaser is exempt from the registration requirements of the Securities Act. The Company

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has complied with, or is exempt from, all registration requirements of all applicable state securities laws, or foreign securities law, in connection with the offering, issue, sale and delivery of the Common Stock.

         2.13 TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 2.21, none of the Transaction Parties has entered into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Transaction Party, pursuant to which any Transaction Party maintains any existing obligations and which involves the payment of more than $60,000 per annum.

         2.14 PERMITS. The Company has delivered or made available to Purchaser for inspection a true and correct copy of each Permit. Each Permit can be renewed or transferred in the ordinary course of business by the Company or its Subsidiaries, except where the failure to obtain such transfer or renewal would not have Material Adverse Effect. Any applications for the renewal of any such Permit which are due prior to the Closing Date or will be timely filed prior to the Closing Date. No proceeding to modify, suspend, revoke, withdraw, terminate or otherwise limit any such Permit is pending or threatened and the Company does not know of any valid basis for such proceeding. No administrative or governmental action has been taken or threatened, in connection with the expiration, continuance or renewal of any such Permit and the Company does do not know of any valid basis for any such proceeding.

         2.15 BROKER'S OR FINDER'S FEES. Except as set forth in Schedule 2.15, no agent, broker, person or firm acting on behalf of the Company is, or will be, entitled to any commission or broker's or finder's fees from any Transaction Party, or from any Person controlling, controlled by or under common control with any Transaction Party, in connection with the transactions contemplated hereby.

                                   ARTICLE III
                        REPRESENTATIONS OF THE PURCHASER

         In order to induce the Company to enter into this Agreement and in order to induce the Company to issue the Common Stock, the Purchaser represents, warrants and agrees as follows:

         3.1 EXISTENCE AND GOOD STANDING; POWER AND AUTHORITY. The Purchaser is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization. The Purchaser has the requisite power and authority to execute and deliver the Documents to which it is a party and perform its obligations thereunder. Each of the Documents to which it is a party has been duly authorized and approved by the Purchaser, and assuming due execution by the other parties thereto is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws effecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding brought in equity or law).

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         3.2 RESTRICTIVE DOCUMENTS. The Purchaser is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation by the Purchaser of the transactions contemplated hereby.

         3.3 PURCHASE FOR INVESTMENT. (a) The Purchaser will acquire the Common Stock for its own account for investment and not with a view toward any resale or distribution thereof.

                  (b) The Purchaser understands that the Common Stock have not been registered under the Securities Act or under any state securities laws and may not be sold or transferred unless they are subsequently registered under the Securities Act and any applicable state or other securities laws, or unless exemptions from registration under such laws are available;

                  (c) The Purchaser represents that it is experienced in investment matters, fully understands the transactions contemplated by this Agreement, has the knowledge and experience in financial matters as to be capable of evaluating the merits and risks of its investment and has the financial ability and resources to bear the economic risks of its investment;

                  (d) The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (e) Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Common Stock. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects and financial condition of the Company.

         3.4 BROKER'S OR FINDER'S FEES. No agent, broker, person or firm acting on behalf of the Purchaser is, or will be, entitled to any commission or broker's or finder's fees from any Transaction Party, or from any Person controlling, controlled by or under common control with any Transaction Party, in connection with the transactions contemplated hereby.

         3.5 RESTRICTED SECURITIES. Purchaser understands that the Common Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Act, except in certain limited circumstances. In this regard, Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         3.6 LEGENDS. It is understood that the certificates evidencing the Common Stock may bear one or all of the following legends:

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                  (a) "These securities have not been registered under any
federal or state securities laws and may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under applicable securities law or an opinion of counsel satisfactory to the Company that such sale, pledge, offer or hypothecation does not violate applicable securities laws.

                  (b) Any legend required by applicable blue sky law.

                                   ARTICLE IV
         ISSUANCE OF SECURITIES; PAYMENT OF SUBSCRIPTION PRICE; CLOSINGS

         4.1 ISSUANCE OF COMMON STOCK. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Common Stock. Delivery of the Common Stock to be purchased by the Purchaser pursuant to this Agreement shall be made, pursuant to Section 4.4, on the Closing Date by the Company to the Purchaser, against payment of the Purchase Price.

         4.2 PURCHASE PRICE. Subject to the terms and conditions set forth in this Agreement, in full consideration for the sale by the Company of the Common Stock to the Purchaser, the Purchaser shall deliver to the Company $600,000 (the "Purchase Price") on the Closing Date, by wire transfer of immediately available funds to the accounts specified by the Company and listed on Schedule 4.2 attached hereto.

         4.3 TIME AND PLACE OF CLOSINGS. The deliveries made on the Closing Date (the "Closing") shall take place at 10:00 a.m. on the Closing Date, or such other time as the Company and the Purchaser shall mutually agree. Unless otherwise required by either party hereto, the deliveries required at closing shall be effected by facsimile transmission, with original documents to be sent via overnight delivery.

         4.4 CLOSING DELIVERIES. At the Closing the Company shall deliver, or cause to be delivered, to the Purchaser the following: (i) certificates representing the number of shares of Common Stock to be issued and delivered, the Closing, free and clear of all Encumbrances with all necessary share transfer and other documentary stamps attached at the expense of the Company,
(ii) evidence or copies of any consents, approvals, orders, qualifications, agreements or waivers required pursuant to Article V, and (iii) all certificates and other instruments and documents required by this Agreement to be delivered by the Company to the Purchaser at or prior to the Closing.

                                    ARTICLE V
                    CONDITIONS TO THE PURCHASER'S OBLIGATIONS

         The obligations of the Purchaser to purchase the Common Stock contemplated by this Agreement is conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

         5.1 GOOD STANDING AND OTHER CERTIFICATES. The Purchaser shall have received (a) a copy of the certificate of incorporation or other organizational documents of the Company, including all amendments thereto, certified by the Secretary of Florida, (b) a certificate from the Secretary of State or other appropriate official of the respective State or country of incorporation or formation to the effect that the Company is in good standing and listing all charter documents of such entity, and (c) a copy of the Bylaws of the Company and the resolutions of the Board of Directors of the Company authorizing the transactions contemplated hereby, certified by the Secretary of the Company as being true and correct and in effect on the Closing Date.

         5.2 TRUTH OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement and the other Documents, shall be true and correct in all material respects on and as of such Closing Date other than such representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date, with the same effect as though such representations and warranties had been made on and as of such date.

         5.3 PERFORMANCE OF AGREEMENTS. The Company shall be in compliance with the Documents in all material respects, shall have performed in all material respects all of its agreements and covenants thereunder which are required thereunder to be performed prior to the Closing Date.

         5.4 NO LITIGATION. No action or proceeding shall have been instituted or, to the knowledge of each of the Transaction Parties, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated by the Documents.

         5.5 THIRD PARTY CONSENTS; GOVERNMENTAL APPROVALS. All consents, approvals, authorizations, exemptions or waivers required in connection with the consummation of the transactions contemplated by the Documents shall have been received.

         5.6 CERTIFICATE OF DESIGNATION. No Certificate of Designation has been filed in relation to this offering.

         5.7 INVESTOR RIGHTS AGREEMENT; EMPLOYMENT AGREEMENTS; NON-COMPETE AGREEMENTS; INVENTION AGREEMENTS. The Company shall deliver the Investor Rights Agreement to the Purchaser together with copies of each of the Employment Agreements, the Non-Compete Agreements and the Invention Agreements.

                                   ARTICLE VI
                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

         The issuance of the Common Stock by the Company is conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

         6.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date other than such representatives and warranties made as of a specific date, which shall be true and correct in all material respects as of such date, with the same effect as though such representations and warranties had been made on and as of such date.

         6.2 THIRD PARTY CONSENTS; GOVERNMENTAL APPROVALS. All consents, approvals authorizations, exemptions or waivers, if any, required in connection with the consummation of the transactions contemplated by this Agreement shall have been received.

         6.3 PERFORMANCE OF AGREEMENT. The Purchaser shall have performed in all material respects, its obligations under this Agreement.

         6.4 NO LITIGATION. No action or proceeding shall be instituted or, to the knowledge of the Purchaser, threatened before a court or other government body or any public authority to restrain or prohibit any of the transactions contemplated hereby.

                                   ARTICLE VII
                             POST-CLOSING AGREEMENTS

         7.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. (a) For so long as the Purchaser holds the Common Stock or shares of common stock obtained in connection with the Common Stock, the Company shall deliver to Purchaser:

                  (i) within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year, consolidated statements of earnings, shareholders' equity and cash flows of the Company for such fiscal quarter, and a consolidated balance sheet of the Company as of the end of such fiscal quarter, all prepared in accordance with GAAP, consistently applied, subject to normal year-end adjustments, and certified by the chief financial officer or controller of the Company.

                  (ii) within 90 days after the end of each fiscal year, audited consolidating and consolidated statements of earnings, shareholders' equity and cash flows of the Company for such fiscal year, and consolidated and consolidating balance sheets of the Company as of the end of such fiscal year, setting forth in each case comparisons to comparable budgeted figures and comparable figures for the preceding fiscal year, all prepared in accordance with GAAP, consistently applied, and certified by, (a) with respect to the consolidated portions of such statements, an independent accounting firm of national recognition (such certification to be accompanied by a copy of such firm's annual management letter to the management of the Company) and (b) with respect to the consolidating portions of such statements, the chief financial officer or controller of the Company.

                  (b) For so long as Purchaser holds one hundred percent (100%) of the Common Shares purchased hereunder the Company shall provide Purchaser:

                  (i) within 30 days following the end of each month, statements of earnings, shareholders' equity and cash flows of the Company for such month, prepared by the Company in the ordinary course of its business.

                  (ii) prior to each fiscal year, the Company's proposed budget for such year, setting forth the expected revenues, expenses and capital expenditures on a monthly and quarterly basis.

                  (c) Notwithstanding anything herein in this Section 7.1 to the contrary, the rights of Purchaser under this Section 7.1 shall terminate upon a firmly underwritten public offering of the Common Stock ("Initial Offering") or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall occur first.

         7.2 RESERVATION OF COMMON STOCK; VALID ISSUANCE. (a) The Company shall at all times reserve for issuance free from preemptive rights and other rights to preempt or subscribe, (i) a number of shares of Common Stock at least equal to the number of shares of Common Stock issuable upon conversion or exercise of all securities of the Company convertible into Common Stock.

                  (b) The shares of Common Stock when issued in accordance with their respective terms, will be validly issued, fully paid and nonassessable, free of all preemptive or similar rights, and shall be delivered free and clear of all Encumbrances.

         7.3 BOARD APPROVAL. Until the effective date of the Initial Offering, without the prior approval of the Company's Board of Directors, the Company shall not, and shall not allow any of its Subsidiaries to:

                  (i) hire any officer of the Company;

                  (ii) adopt any bonus program covering officers and key employees;

                  (iii) adopt any employee stock option programs or make any grants under any such program;

                  (iv) adopt or approve any annual budget, business or financial plan;

                  (v) purchase or lease any real estate;

                  (vi) enter into any obligation or commitment, including capital equipment leases or purchases, with a total value greater than $500,000 or which are not permitted under most recent business plan or budget approved by the Board of Directors of the Company; or

                  (vii) engage corporate counsel, an accounting firm or an investment bank.

                                  ARTICLE VIII
                                    SURVIVAL

         8.1 SURVIVAL. Except as expressly provided in this Agreement, the covenants contained in this Agreement shall survive the Closing Date indefinitely. The representations and warranties of the Company and the Purchaser contained in this Agreement and the schedules and certificates delivered in connection herewith shall survive until one year from the date hereof, except that the representations and warranties contained in Section 2.10 shall survive until the expiration of the applicable statute of limitations period (after giving effect to any extensions or waivers thereof) and such representations and warranties may be relied upon by the Purchaser regardless of any investigation made at any time by or on behalf of the Purchaser; provided, that the Purchaser shall not be entitled to assert claims with respect to any representation or warranty as to which it had, as of the Closing Date, actual knowledge that such representation or warranty was false or incorrect.

                                   ARTICLE IX
                                 INDEMNIFICATION

         9.1 INDEMNIFICATION. The Company agrees to indemnify and hold the Purchaser and its officers, directors, employees, Affiliates and agents, and any successors thereto (and any officers, directors, employees, Affiliates and agents of such successors) harmless from any liability, damage, deficiency, demand, claim, suit, action, or cause of action, fine, penalty, loss, cost, expense, including without limitation, reasonable attorney fees ("Damages") incurred or suffered as a result of the failure of any representation or warranty made by the Company pursuant to this Agreement, any schedule or exhibit to this Agreement or any certificates delivered pursuant thereto to be true and correct as of the date hereof and on the Closing Date.

         9.2 CONTRIBUTION. To the extent that the undertaking to indemnify, pay or hold harmless the Purchaser pursuant to Section 9.1 of this Agreement may be unenforceable, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         9.3 LIMITATION ON INDEMNIFICATION. The Company shall not be liable under this Article IX for a breach of a representation or warranty unless the aggregate amount of Damages exceeds $250,000; provided, however, that in the event the amount of Damages exceeds $250,000 in the aggregate, the Company shall be responsible for only the amount of Damages in excess of $250,000. In no event shall the amount of Company's obligation under this Article IX for a breach of representations or warranties exceed One Million Dollars.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 KNOWLEDGE OF THE TRANSACTION PARTIES. Where any representation or warranty made by the Company contained in this Agreement is expressly qualified by reference to its knowledge, such knowledge shall be deemed to exist if the matter should be within the knowledge of any director, executive officer or other senior member of management (including, without limitation, the Company's internal counsel) of the Company.

         10.2 EXPENSES. Each party to this agreement shall bear its own expenses in preparing and executing this transaction.

         10.3 GOVERNING LAW. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Florida applicable to agreements executed and to be performed solely within such State, without regard to any laws, rules or regulations regarding conflicts of law.

         10.4 CAPTIONS. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         10.5 PUBLICITY. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein or therein, without obtaining the prior approval of the Purchaser and the Company to the contents and the manner of presentation and publication thereof.

         10.6 NOTICES. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows:

         if to the Company:

                  Notice Address:

                  Intercontinental Telecommunications Corporation
                  C/O:   Baker & McKenzie
                  1200 Brickell Avenue
                  Suite 1900
                  Miami, Florida  33131
                  Attention:  Andrew Hulsh, Esq.
                  Telephone:  (305) 789-8985
                  Telecopier:  (305) 789-8953

         and if to the Purchaser:

                  Millenium Investment Capital Corp.
                  Rua Piaui, 650, Conj 32
                  Higienopolis - Sao Paulo - 01241-000
                  Telephone: 011-55-11-825-7785
                  Telecopier: 011-55-11-3663-6138

or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given upon automatic confirmation of receipt by the receiving machine if sent by telecopier, upon delivery if delivered in person, and upon mailing if mailed.

         10.7 PARTIES IN INTEREST. The Company may not transfer, assign or pledge any of its rights in, or otherwise grant any rights to any Person in, this Agreement. The Purchaser may with the Company's prior written approval, transfer any of its rights hereunder and any assignee or transferee of the Common Stock (other than transferees receiving the Common Stock pursuant to a registered sale or a sale pursuant to Rule 144 of the Securities Act).

         10.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         10.9 ENTIRE AGREEMENT. This Agreement and the Investor Rights Agreement, including the exhibits, schedules, and other documents referred to herein and therein which form a part hereof and thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement and the Investor Rights Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

         10.10 AMENDMENTS. This Agreement may not be changed orally, but only by an agreement in writing signed by the Purchaser and the Company.

         10.11 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         10.12 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto (and, in the case of the Purchaser, its transferees) and those Persons entitled to indemnification pursuant to Article IX hereof.

         10.13 JURISDICTION. (a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the federal or state courts of the State of Florida or in the United States District Court, as the party bringing such action or proceeding may elect and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 10.6, such service to become effective 10 days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

                  (b) To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may not or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any of the Courts referred to in Section 10.13(a) and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

                  (c) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors, or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

                                    * * * * *

         IN WITNESS WHEREOF the Purchaser has signed this Securities Purchase Agreement and the Company has caused its corporate name to be hereunto subscribed by its officers thereunto duly authorized, all as of the day and year first above written.

                                        INTERCONTINENTAL TELECOMMUNICATIONS
                                        CORPORATION

                                        By: /s/ WILLIAM C. ST. LAURENT
                                            ------------------------------
                                        Name:  William C. St. Laurent
                                             -----------------------------
                                        Title: Secretary
                                              ----------------------------

                                        MILLENIUM INVESTMENT CAPITAL CORP.

                                        By: /s/ JOHN W. KENNEDY
                                            ------------------------------
                                        Name: John W. Kennedy
                                            ------------------------------
                                        Title: Secretary
                                              ----------------------------